CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Ucluelet Exploration Corp. (the "Company") on Form 10-QSB for the period ended February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Heel, the President, Secretary, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Reporting Officer) of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)            the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: April 14, 2005

David Heel

/s/ David Heel______________________

(Principal Executive Officer, Principal Financial Officer and

Principal Accounting Officer)